Exhibit 15.(a)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (File Nos. 333-125978, 333-122785, 333-107160, 333-100472, 333-81524, 333-13102, 333-07636, 033-35332, and 033-04813) of Telefonaktiebolaget LM Ericsson of our report dated February 24, 2006, relating to the financial statements, which appears in this Annual Report on Form 20-F.

/s/ PricewaterhouseCoopers AB
PricewaterhouseCoopers AB Stockholm, Sweden May 18, 2006